                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                    VISTA 2000
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                VISTA 2000, INC.
                  221 W. First Street, Kewanee, Illinois 61443

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement is furnished to stockholders of Vista 2000, Inc., a Delaware corporation (hereinafter referred to as "Vista" or the "Company"), in connection with the solicitation by the Board of Directors of Vista (hereinafter referred to as the "Board of Directors" or the "Board") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on Tuesday, September 22, 1998 at 10:00 A.M. local time at the offices of the Company located at 221 W. First Street, Kewanee, Illinois and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are being mailed first to stockholders on or about August 17, 1998.

         The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each of the other five proposals described in this proxy statement and in the accompanying notice of meeting.

VOTING RIGHTS AND VOTES REQUIRED

         The close of business on August 14, 1998 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of April 28, 1998, Vista had outstanding and entitled to vote approximately 47,466,432 shares of Common Stock, $0.01 par value per share ("Common Stock").

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock (a "broker nonvote"), those shares will not be considered present and entitled to vote with respect to that matter.

         When no instructions have been given on a proxy card with respect to a matter, the shares will be voted in the manner specified on the card.

         The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote at the Meeting will be required to approve the election of six directors of the Company, the proposal for a 25:1 reverse stock split, with the number of authorized shares of common stock after the reverse stock split at 50,000,000 shares; the proposal to adopt the Company's 1998 Incentive Stock Option Plan and to reserve 210,000 shares for issuance thereunder (after consideration of the 25:1 reverse stock split); the proposal to adopt the Company's 1998 Non-Employee Director Stock Option Plan and to reserve 90,000 shares for issuance thereunder (after consideration of the 25:1 reverse stock split); and the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 26, 1998. In determining whether a proposal has received the requisite number of affirmative votes, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote.

VOTING OF PROXIES

         Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the six directors of the Company, FOR the proposal for a 25:1 reverse stock split, with 50,000,000 shares authorized, and FOR the selection of Grant Thornton LLP as the Company's independent auditors for the year-ending December 26, 1998.

         The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

         The expenses of this solicitation will be paid by Vista. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of Vista, who will receive no additional compensation therefor. Vista will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.


                                 PROPOSAL NO. 1
                                 --------------
                              ELECTION OF DIRECTORS

         A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

         The Board of Directors recommends the election of the six nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

G. LOUIS GRAZIADIO, III    Age 48 - Chief Executive Officer and Chairman of
the Board since June 1996. He is also the Chairman and CEO of Ginarra Holdings, Inc., a holding company with investments through various corporations, and a director of Imperial Credit Industries, Inc., Imperial Bancorp,

Imperial Trust, Imperial Financial Group, Lynx Golf, Inc. and
Franchise Mortgage Acceptance Company.

PERRY A. LERNER    Age 55 - Director  since June 1996.  Mr. Lerner is a
Managing Director of Crown Capital Group, Inc., a New York-based investment company. A graduate of Harvard Law School and Claremont McKenna College, Mr. Lerner was a partner of the law firm O'Melveny & Meyers from 1984-1996 and is a member of the State Bar of New York, State Bar of California and American Bar Association. Mr. Lerner also serves on the Board of Directors of Imperial Credit Industries, Inc., Imperial Financial Group and Franchise Mortgage Acceptance Company.

LEE E. MIKLES    Age 42 - Director  since June 1996.  Mr.  Mikles is Chairman of Mikles/Miller Management, Inc. Prior to the formation of that company, he headed Mikles/Miller Group, an affiliate of Shearson Lehman Brothers after serving as First Vice President of the Corporate Finance Department at Bateman Eichler, Hill Richards Inc. and as First Vice President with Drexel Burnham Lambert, Inc. from 1981 through 1989. Mr. Mikles also serves on the Board of Directors of Imperial Bancorp, Imperial Bank, Imperial Ventures, Coastcast Corporation and Imperial Financial Group.

PAUL A. NOVELLY    Age 54 -  Director  since  June  1996.  Mr.  Novelly
controls Apex Oil Company in St. Louis, MO with a refinery in Long Beach, CA; International Dunraine, Ltd., a publicly-held company; and AIC, Limited, which, headquartered in Bermuda, trades petroleum products internationally through its office in Monaco. Mr. Novelly is a substantial shareholder and director of Intrawest Corp. He also serves on the Board of Directors of Apex Oil Company, Inc. International Dunraine, Ltd., Coastcast Corporation, Imperial Bancorp, Imperial Bank and Imperial Financial Group.

RICHARD D. SQUIRES    Age 40 - Director  since June  1996.  Mr.  Squires
serves as President of RS Holdings, Inc., a Dallas, Texas based real estate and high-yield investment company, and as President of R3 Realty Corporation, formerly Pace Membership Warehouse, Inc., a former subsidiary of K-Mart Corporation. Mr. Squires has previously served as Chief Financial Officer of Ft. Worth Holdings, Inc. and Vice President of Finance at American Hotels Corporation and Second Vice President of Finance at Punta Gorda Isles, Inc. Mr. Squires has a B.S. in Accounting from Pennsylvania State University, and a Masters of Business Administration from Harvard University. Mr. Squires also serves on the Board of Directors of Crown American Bank.

SHYAM H. GIDUMAL    Age 39 - President  and  Director  since  November,
1997. Mr. Gidumal has served as President of Strategic Turnarounds & Investment Corp. and Affiliates, a New York based turn-around management firm, from 1992 to 1998, and Managing Director of Crown Capital Group, a New York based investment firm from 1997 to 1998. From 1989 through 1992, Mr.
 Gidumal was a partner in the Boston Consulting Group. Mr. Gidumal is a graduate of Columbia University and Harvard Business School.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

         The following table sets forth certain information with respect to the current Directors and Executive Officers of the Company:

----------------------------------------------------------------------------------------------
NAME                                AGE     POSITION
----------------------------------------------------------------------------------------------
G. Louis Graziadio, III              48     Chief Executive Officer and Chairman of the Board
----------------------------------------------------------------------------------------------
Perry A. Lerner                      55     Director
----------------------------------------------------------------------------------------------
Lee E. Mikles                        42     Director
----------------------------------------------------------------------------------------------
Paul A. Novelly                      54     Director
----------------------------------------------------------------------------------------------
Richard D. Squires                   40     Director
----------------------------------------------------------------------------------------------
Shyam H. Gidumal                     39     President and Director
----------------------------------------------------------------------------------------------

RELATIONSHIP AMONG DIRECTORS OR EXECUTIVE OFFICERS

         Mr. Graziadio and Mr. Mikles are first cousins; otherwise, there are no family relationships existing between the officers and directors of the Company.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         During the fiscal year ended December 27, 1997, ("Fiscal 1997"), the Board held 8 formal meetings, numerous informal meetings, and acted by unanimous written consent on 2 occasion(s).

         The Company has standing Audit and Compensation Committees of the Board. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Secretary.

         The members of the Audit Committee are Messrs. Mikles and Squires. The Committee reviews with Grant Thornton LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Grant Thornton LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Grant Thornton LLP. The Audit Committee held one meeting during Fiscal 1997, and met informally as necessary from time to time.

         The members of the Compensation Committee are Messrs. Lerner and Novelly. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held one formal meeting during Fiscal 1997, and met informally as necessary from time to time.

COMPENSATION OF DIRECTORS

         The Company pays its non-employee directors $5,000 per quarter in addition to $15,000 annually for their services as directors. The 1997 compensation for each of the directors, except for Mr. Gidumal, totaled $35,000. Mr. Gidumal's partial year compensation totaled $8,750. The total compensation for all directors during 1997 was $184,000. In addition, the Company made certain discretionary payments for services performed in connection with the Company's reorganization. During Fiscal 1997, such service fees paid were $75,000 for all of the directors combined. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with directors during Fiscal 1997.

DIRECTORS' STOCK OPTIONS

         Pursuant to the Company's Stock Option Plan for Outside Directors and Consultants, during Fiscal 1997, the Company granted to each of Messrs. Graziadio and Gidumal an option expiring on December 31, 2006 to purchase 2,400,000 shares of common stock at $.03 per share. Messrs. Lerner, Mikles, Novelly and Squires were each granted options expiring on December 31, 2006 to purchase 525,000 shares of Common Stock at an exercise price of $.03 per share. (Messrs. Graziadio, Gidumal, Lerner, Mikles, Novelly and Squires are collectively referred to as the "Optionees"). Fifty (50%) percent of the options were exercisable on December 31, 1996, the date of the grant, with the remaining options exercisable one year later. None of such options are transferable except by will or intestacy, and during the Optionee's lifetime, may be exercised only by the Optionee. Unexercised options lapse 90 days after the Optionee ceases to be a director of the Company, except if terminated by reason of death, the option lapses six months thereafter.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation paid by the Company for services rendered during the fiscal year ended December 27, 1997 to its Chief Executive Officer and each executive officer of the Company other than the Chief Executive Officer who received compensation in excess of $100,000 during the year ended December 27, 1997 (the "Named Executive Officers").


--------------------------------------------------------------------------------------------------------------------------
  Name and Principal          Year          Annual            Other          Long-Term Compensation             All
       Position                          Compensation        Annual                                            Other
                                                           Compensation                                   Compensation
                                                               ($)                                              ($)
--------------------------------------------------------------------------------------------------------------------------
                                  Salary     Bonus                   Stock      Options     Payouts
                                   ($)        ($)                   Awards        SARs
                                                                                  (#)
--------------------------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III(1)   1997        -0-        -0-         -0-         -0-     2,400,000       -0-        465,000
CEO and Chairman of          1996        -0-        -0-         -0-         -0-            --                  158,000
Board
--------------------------------------------------------------------------------------------------------------------------
Shyam H. Gidumal, (2)        1997        -0-        -0-         -0-         -0-     2,400,000       -0-     1,035,000
President and Director
--------------------------------------------------------------------------------------------------------------------------
Ken Fristad            1997     95,865       48,000       -0-
President of ACPI
--------------------------------------------------------------------------------------------------------------------------

(1) On June 6, 1996, Mr. Graziadio was elected Chief Executive Officer by the Board of Directors. Compensation for his services is as periodically determined by the Board's Compensation Committee, based on the type and extent of services Mr. Graziadio provided.

(2) Compensation paid to Mr. Gidumal was paid to companies in which Mr. Gidumal was a principal for activities prior to Mr. Gidumal being elected as an officer and director of the Company.

                        OPTION/SAR GRANTS IN FISCAL 1996

STOCK OPTIONS

         Shown below is further information on grants of stock options during Fiscal 1997 to the Named Executives under the Company's 1995 Incentive Stock Option Plan, as amended and the 1993 Nonemployee Director Stock Option Plan, as amended. No stock appreciate rights ("SARs") were granted in 1997.

         There were 4,800,000 options granted to the Executive Officers of the Company and its subsidiaries during the fiscal year ending December 27, 1996. The Company has no SARs outstanding.

         The following sets forth the value of options exercised during the year and unexercised options held by the named executive officers on December 27, 1997:

            AGGREGATED OPTIONS/SAR EXERCISES IN THE LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------------------
            Name                  Shares            (1)             (2) Number of                   (1)
                                Acquired on        Value        Securities Underlying      Value of Unexercised
                               Exercise (#)     Realized ($)         Unexercised         In-the-Money Options/SARs
                                                               Options/SARs at Fiscal      at Fiscal Year-End($)
                                                                     Year End(3)
                                                               ------------------------ ----------------------------
                                                                    Exercisable/               Exercisable/
                                                                    Unexercisable              Unexercisable
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
G. Louis Graziadio III           1,200,000         39,000           0 / 1,200,000               0 / 39,000
--------------------------------------------------------------------------------------------------------------------
Shyam H. Gidumal                 1,200,000         39,000           0 / 1,200,000               0 / 39,000
--------------------------------------------------------------------------------------------------------------------

(1) Assumes a market price of $.0625 per share based on unofficial trading history less the option exercise price of $.03 per share.

(2) All figures in this column reflect options to purchase shares of Common Stock.

(3) All unexercised options were exercised by Messrs. Graziadio and Gidumal subsequent to the end of the Company's fiscal year.

EMPLOYMENT AGREEMENTS

         The Company does not have an employment agreement with any executive officer of the Company.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

         The following report of the Compensation Committee required by the rule of the SEC to be included in the Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

EXECUTIVE COMPENSATION PHILOSOPHY:

         The Company has not formally adopted an executive compensation philosophy. Due to the changing character of the Company, as it goes through this period of reorganization and transition, the Board has maintained the executive decision-making functions using the services of Mr. Graziadio and a select group of outside consultants. Once the Company has completed its reorganization and developed a business strategy, the executive compensation philosophy will be formalized.

EICP:

         The Company does not have an Executive Incentive Compensation Plan. Recommendations for executive compensation are made by the Board's Compensation Committee and approved by the Board on an as-needed basis. The Company retained Johnson & Associates to give advice on the type and amount of compensation to be paid to executive officers, directors and consultants.

EXECUTIVE OFFICER COMPENSATION:

         The Company's Fiscal 1997 and current total compensation programs for executive officers consists of both cash and stock-based compensation. The annual cash compensation and any incentive bonuses are decided by vote of the Board on a discretionary basis. Executive compensation in the form of stock options is included under the Company's 1993 Incentive Stock Option Plan, as amended. Under this Plan, the number of Options granted and vesting periods are decided at the discretion of the Board of Directors.

CHIEF EXECUTIVE OFFICER COMPENSATION:

         Compensation paid to Mr. Graziadio as Chief Executive Officer during Fiscal 1997 totaled $465,000. This compensation, as recommended and approved the Board, was to compensate Mr. Graziadio for services rendered, primarily in the sale the of assets of the Company's subsidiary, American Consumer Products, Inc. and the refinancing of the Company's revolving line of credit.

         The Company's Compensation Committee consists of Perry A. Lerner and Paul A. Novelly.

STOCK PRICE PERFORMANCE GRAPH

         The following graph sets forth a comparison of the cumulative total return to stockholders on the Common Stock during the three year and three months period ended December 27, 1997, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 1997, with the cumulative total return of companies on the NASDAQ Stock Index and NASDAQ companies comprising SIC 3420-3429.

        NASDAQ Stocks (SIC 3420-3429 US Companies)
     "VISTA 2000, INC."     Nasdaq Stock Market (US Companies)   Cutlery, Hantools, and General Hardware
6/24/94     $0.00                 $91.32                           $81.75
7/26/94     $0.00                 $94.01                           $80.40
8/26/94     $0.00                $100.59                           $85.96
9/26/94     $0.00                 $99.59                           $95.52
10/25/94  $100.00                $100.00                          $100.00
10/26/94  $100.00                $100.71                           $97.92
11/25/94  $100.00                 $98.27                           $96.60
12/23/94   $79.44                 $98.22                           $93.05
1/26/95    $51.61                $100.38                           $86.04
2/24/95    $54.84                $105.03                           $87.75
3/24/95    $64.52                $108.73                           $84.24
4/26/95    $53.23                $110.95                           $85.92
5/26/95    $77.42                $115.83                           $87.11
6/26/95   $138.71                $123.29                           $84.48
7/26/95   $180.65                $132.91                           $78.88
8/25/95   $170.97                $135.90                           $81.15
9/26/95   $161.29                $138.33                           $78.03
10/26/95  $159.68                $135.80                           $70.69
11/24/95  $211.29                $137.56                           $75.30
12/26/95  $248.39                $140.44                           $68.95
1/26/96   $277.42                $139.01                           $66.82
2/26/96   $290.32                $148.66                           $68.11
3/26/96   $332.26                $145.42                           $72.12
4/26/96    $88.71                $159.03                           $75.30
5/24/96    $43.55                $167.51                           $84.06
6/26/96    $37.90                $154.97                           $76.56
7/26/96    $37.90                $145.06                           $78.84
8/26/96    $37.90                $153.04                           $81.93
9/26/96    $37.90                $165.21                           $82.98
10/25/96   $37.90                $163.35                           $86.92
11/26/96   $37.90                $171.75                           $89.08
12/26/96   $37.90                $173.84                           $96.23
1/24/97    $37.90                $183.05                          $100.11
2/26/97    $37.90                $179.57                          $105.59
3/26/97    $37.90                $170.01                          $107.97
4/25/97    $37.90                $161.94                           $95.85
5/23/97    $37.90                $186.39                           $98.67
6/26/97    $37.90                $192.84                          $107.54
7/25/97    $37.90                $210.75                          $101.69
8/26/97    $37.90                $214.27                          $112.96
9/26/97    $37.90                $226.12                          $109.45
10/24/97   $37.90                $222.42                          $115.38
11/26/97   $37.90                $215.06                          $116.37
12/26/97   $37.90                $204.56                          $118.01

Legend


Symbol  CRSP Total Returns Index for:             10/25/94  12/30/94  12/29/95  12/27/96  12/26/97
        "VISTA 2000, INC."                          100.0     65.3     254.8     37.9     37.9
        Nasdaq Stock Market (US Companies)          100.0     99.5     140.8    173.4    204.6
        NASDAQ Stocks (SIC 3420-3429 US Companies)  100.0     97.2      69.2     93.4    118.0
        "Cutlery, Handtools, and General Hardware"

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index levels for all series were set to $100.0 on 10/25/94.
    E. No trading activity was recorded for VISTA 2000, INC. (ticker VIST) before 12/01/94 or after 05/30/96.



There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

         The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1996, the Board of Directors contracted with a turnaround management company, S. Gidumal & Company, Inc., and its affiliate, Strategic Turnarounds & Investment Corp. (collectively "STIC"), to assist with the restructuring of the Company, including operations, financing, litigation, strategic planning and divestitures. Mr. Shyam Gidumal is a principal with STIC and in September 1996 became a member of the Board of Directors of ACPI and other subsidiaries of ACPI. In November, 1997, Mr. Gidumal became a member of the Board of Directors of Vista and was elected President of the Company. STIC was involved in the resolution of the Class Action Litigation, sale of the assets of FSPI, financings involving ACPI and Alabaster, and the sale of the key and numbers, letters and signs business of ACPI. STIC was paid approximately $1,035,000 and $308,000, respectively for its services in 1997 and 1996. In addition, in December 1996, Mr. Gidumal was granted options to acquire 2,400,000 shares of common stock of the Company at an exercise price of $.03 per share. Of the options granted, 1,200,000 were immediately exercisable, with the balance exercisable on December 31, 1997. As of March 23, 1998, Mr. Gidumal had exercised his options and acquired 2,400,000 shares of the Company's common stock.

         The Company has received a claim for payment of legal fees from former members of the Company's Board of Directors, pursuant to inquiries made by the SEC. The Company may be obligated to pay certain of these legal fees but does not believe these fees are material.

         During May 1997, four of the Company's directors, together with Mr. Gidumal and an unaffiliated third party, (the "Individual Purchasers") purchased approximately 57% of the Company's outstanding Convertible Preferred Stock directly from the security holders to settle potential and substantial legal and fraud claims against the Company related to activities which occurred prior to the date the Company's current management and Board of Directors assumed control of the Company. During July 1997, the Individual Purchasers purchased an additional 1,250 preferred shares, or approximately 30% of the Company's outstanding Convertible Preferred Stock directly from the security holder. As a result of these purchases, subsequent conversions and additional common shares issued for release of claims, each of the Individual Purchasers acquired 1,457,085 shares of the Company's common stock or an aggregate of 8,742,510 shares for all of the Individual Purchasers.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of August 15, 1998, certain information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group.


           ------------------------------------------------------- ----------------------------------------
                  NAME AND ADDRESS OF BENEFICIAL OWNER (1)             COMMON STOCK BENEFICIALLY OWNED
           ------------------------------------------------------- ----------------------------------------
           ------------------------------------------------------- ---------------------- -----------------
                                                                       NO. OF SHARES         % OF CLASS
                                                                  ---------------------- -----------------
          ------------------------------------------------------- ---------------------- -----------------
           MR. G. LOUIS  GRAZIADIO, III (2)                              5,053,628             10.6%
           2325 Palos Verdes Drive West,  Suite 211
           Palos Verdes Estates, CA  90274
           ------------------------------------------------------- ---------------------- -----------------
           MR. PERRY A. LERNER                                            525,000               1.1%
           660 Madison Ave., New York, NY  10022
           ------------------------------------------------------- ---------------------- -----------------
           MR. LEE E. MIKLES                                             1,982,085              4.2%
           Mikles/Miller Management, Inc.
           100 Wilshire Blvd., Santa Monica, CA 90401
           ------------------------------------------------------- ---------------------- -----------------
           MR. PAUL A. NOVELLY                                           2,182,085              4.6%
           8182 Maryland Ave., St. Louis, MO 63105
           ------------------------------------------------------- ---------------------- -----------------
           MR. RICHARD D. SQUIRES                                        1,982,085              4.2%
           4229 Cochran Chapel, Dallas, TX 75209
           ------------------------------------------------------- ---------------------- -----------------
           MR. SHYAM H. GIDUMAL                                          3,857,085              8.1%
           660 Madison Ave., New York, NY  10022
           ------------------------------------------------------- ---------------------- -----------------
           ALL  DIRECTORS  AND  EXECUTIVE  OFFICERS AS A GROUP          15,581,968             32.8%
           (6 Persons)
           ------------------------------------------------------- ---------------------- -----------------

-----------------
 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial" owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. A person is deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

 (2) Mr. Graziadio disclaims the beneficial ownership of approximately 978,000 of these shares which are owned by Ginarra Holdings, Inc. and an additional 499,000 shares which are owned by the Graziadio Family Trust.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         All of the Company's directors and executive officers are current in required filings with the Securities and Exchange Commission ("SEC"). In making the foregoing statement, the Company has relied on the written representation of its directors and executive officers and copies of the reports that they have filed with the SEC.

                                 PROPOSAL NO. 2
                                 --------------
        AMENDMENT OF CERTIFICATE OF INCORPORATION TO REVERSE THE NUMBER OF
          OUTSTANDING SHARES ON A BASIS OF 25:1 AND THE NUMBER OF SHARES
        AUTHORIZED BY THE ARTICLES OF INCORPORATION SHALL REMAIN 50,000,000

         The Company's Articles of Incorporation currently authorizes 50,000,000 shares of the Company's common stock, par value $.01 per share. On March 17, 1998, the Board approved and adopted, subject to approval and adoption by the shareholders, a Certificate of Amendment which will reverse the number of shares outstanding from 47,466,432 to 1,898,657. The Company shall pay in cash the average closing price of all shares occurring within the five (5) days preceding the effective date of filing of the Articles of Amendment for any fractional shares resulting from the reverse stock split.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REVERSAL OF THE NUMBER OF OUTSTANDING SHARES ON A BASIS OF 25:1 AND THE NUMBER OF SHARES AUTHORIZED BY THE ARTICLES OF INCORPORATION SHALL REMAIN 50,000,000.

                                 PROPOSAL NO. 3
                                 --------------
        ADOPTION OF 1998 INCENTIVE STOCK OPTION PLAN AND TO RESERVE 210,000
                         SHARES FOR ISSUANCE THEREUNDER.

         On June 2, 1998, the Board approved the adoption of the 1998 Incentive Stock Option Plan (the "1998 Plan") to reserve 210,000 shares (post 25:1 reverse stock split) available for issuance as incentive stock options as qualified or non-qualified options. The Company previously adopted the 1993 Incentive Stock Option Plan (the "1993 Plan") which was amended on July 18, 1995 and December 31, 1996. Since the implementation of the 1993 Plan as amended, a number of significant restructuring changes have occurred within the Company and its subsidiaries, including the sale of certain subsidiary operations and the change of Company management. At the Annual Meeting, the shareholders are being asked to approve and ratify the 1998 Plan. The Board believes that the adoption of the 1998 Plan will benefit the employees who are now with the Company after the restructuring, foster good employee relations and encourage and assist employees of the Company to acquire an equity interest in the Company. In addition, the Board believes the adoption and utilization of the 1998 Plan will help align employee interest with other shareholders and help provide for the future financial security of the Company's employees. The 1998 Plan should thereby be helpful in attracting, retaining and motivating employees. The details of the 1998 Plan are described below. A copy of the 1998 Plan is attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE 1998 PLAN

         Under the 1993 Plan as amended, all of the options have been awarded and the majority of the options have been exercised. The 1998 Plan allows for the grant of 210,000 shares (post 25:1 reverse split). The terms of the 1998 Plan are substantially the same as the 1993 Plan as amended.

         The purpose of the 1998 Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording certain employees of the Company and its subsidiaries and other key persons as opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the options is to promote the growth and profitability of the Company and its subsidiaries because the recipients of options will have an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. Persons eligible to participate in the 1998 Plan consist of all employees of the Company or any subsidiary and other key persons whose participation in the 1998 Plan that the Compensation Committee (the "Committee") determines to be in the best interest of the Company.

         Options granted under the 1998 Plan may be incentive stock options ("ISOs"), which are intended to meet the requirement of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, which are not intended to meet such requirements ("Non-Qualified Options"). ISOs must have terms of ten years or less from the date of grant and the fair market value of ISOs that may be exercised for the first time during any year may not exceed $100,000 based on the fair market value on the date of grant. The 1998 Plan is administered by the Committee, having the duties and authorities set forth in such 1998 Plan in addition to any other authority granted by the Board. The Committee has the full power and authority, in its discretion, subject to the provisions of the 1998 Plan, to interpret such 1998 Plan, to prescribe, amend and rescind rules and regulations relating to them, to determine the details and provisions of each stock option agreement, and to make all other determinations necessary or advisable for the administration of such Plan, including, without limitation, the amending or altering of such 1998 Plan and any options granted thereunder, as may be required to comply with or to conform to any federal, state, or local laws or regulations. The Committee, in its discretion, selects the recipients of awards and the number of shares or options granted thereunder and determines other matters such as (i) vesting schedules, (ii) the exercise price of options (which cannot be less than 100% of the fair market value of the Common Stock on the date of grant for ISOs) and (iii) the duration of awards (which cannot exceed ten years from the date of grant or modification of the option).

         The aggregate number of shares of Common Stock reserved for the issuance of options under the 1998 Plan will be 210,000 (post 25:1 reverse stock split) subject to adjustment in accordance with the 1998 Plan. Any or all shares of Common Stock subject to the 1998 Plan may be issued in any combination of ISO or Non-Qualified Options, and the amount of Common Stock subject to the 1998 Plan may be increased from time to time as provided therein, subject to shareholder approval. Shares subject to an option may be either authorized and unissued shares or shares issued and later reacquired by the Company. The shares covered by an unexercised portion of an option that has terminated for any reason, may again be optioned or awarded under the 1998 Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Common Stock remaining available for options under the 1998 Plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

         THE FOLLOWING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN IS INTENDED TO BE A SUMMARY OF APPLICABLE FEDERAL INCOME TAX LAW. STATE AND LOCAL TAX CONSEQUENCES MAY DIFFER.

         ISOs. A participant is not taxed on the grant or exercise of an ISO. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price. The balance of the consideration received on such disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

         NON-QUALIFIED OPTIONS. Generally, a participant is not taxed on the grant of a Non-Qualified Option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
         ADOPTION OF THE 1998 PLAN AND TO RESERVE 210,000
         SHARES FOR ISSUANCE THEREUNDER.


                                 PROPOSAL NO. 4
                                 --------------
          ADOPTION OF 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND TO
                    RESERVE 90,000 SHARES FOR ISSUANCE THEREUNDER.

         On June 2, 1998, the Board approved the adoption of the 1998 Non-Employee Director Stock Option Plan (the "1998 Director Plan) to reserve 90,000 shares (post 25:1 reverse stock split) available for issuance as incentive stock options or non-qualifying options. At the Annual Meeting, the shareholders are being asked to approve and ratify the 1998 Director Plan. The Board believe that the adoption of the 1998 Director Plan will enable the Company to attract and retain qualified and experienced directors. The details of the 1998 Director Plan are described below. A copy of the 1998 Director Plan is attached to this Proxy Statement as Exhibit B.

DESCRIPTION OF THE 1998 DIRECTOR PLAN

         Under the 1993 Plan as amended, all of the options have been awarded and all of the options have been exercised. The 1998 Director Plan allows for the grant of 90,000 shares (post 25:1 reverse split). The terms of the 1998 Director Plan are substantially the same as the 1993 Plan as amended.

         The purpose of the 1998 Director Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the options to attract and retain qualified candidates for serving on the Board and to have an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. Persons eligible to participate in the 1998 Director Plan consist of all directors of the Company who are not employees or consultants.

         Options granted under the 1998 Director Plan may only be non-qualified options ("Non-Qualified Options"). The 1998 Director Plan is administered by the Committee, having the duties and authorities set forth in such 1998 Director Plan in addition to any other authority granted by the Board. The Committee has the full power and authority, in its discretion, subject to the provisions of the 1998 Director Plan, to interpret such 1998 Director Plan, to prescribe, amend and rescind rules and regulations relating to them, to determine the details and provisions of each stock option agreement, and to make all other determinations necessary or advisable for the administration of such 1998 Director Plan, including, without limitation, the amending or altering of such 1998 Director Plan and any options granted thereunder, as may be required to comply with or to conform to any federal, state, or local laws or regulations. The Committee, in its discretion, selects the recipients of awards and the number of options granted thereunder and determines other matters such as (i) vesting schedules, (ii) the exercise price of options and (iii) the duration of awards (which cannot exceed ten years from the date of grant or modification of the option).

         The aggregate number of shares of Common Stock reserved for the issuance of options under the 1998 Director Plan will be 90,000 (post 25:1 reverse stock split) subject to adjustment in accordance with the 1998 Director Plan. All shares of Common Stock subject to the 1998 Director Plan must be issued in Non-Qualified Options, and the amount of Common Stock subject to the 1998 Director Plan may be increased from time to time as provided therein, subject to shareholder approval. Shares subject to an option may be either authorized and unissued shares or shared issued and later reacquired by the Company. The shares covered by an unexercised portion of an option that has terminated for any reason, may again be optioned under the 1998 Director Plan, and such shares shall not be considered as having been optioned in computing the number of shares of Common Stock remaining available for options under the 1998 Director Plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

         THE FOLLOWING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 DIRECTOR PLAN IS INTENDED TO BE A SUMMARY OF APPLICABLE FEDERAL INCOME TAX LAW. STATE AND LOCAL TAX CONSEQUENCES MAY DIFFER.

         Generally, a participant is not taxed on the grant of a Non-Qualified Option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.

Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
         ADOPTION OF THE 1998 NON-EMPLOYEE PLAN AND TO RESERVE
         90,000 SHARES FOR ISSUANCE THEREUNDER.


                                 PROPOSAL NO. 5
                                 --------------
                  APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S
             INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 3, 1998.

         The firm of Grant Thornton LLP, Certified Public Accountant, served as the independent auditors of the Company for Fiscal 1997, and the Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 26, 1998. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board will reconsider its choice.

         The Company has been advised by Grant Thornton LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
         RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
         AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR
         ENDING DECEMBER 26, 1998.


                                 PROPOSAL NO. 6
                AMENDMENT TO CHANGE THE NAME OF THE COMPANY FROM
                     VISTA 2000, INC. TO BOSS HOLDINGS, INC.

         The Company's Board of Directors recommends to the Company's shareholders an amendment to the Company's Articles of Incorporation to change the name of the Company from Vista 2000, Inc. to Boss Holdings, Inc. Since the Company's subsidiary Boss Manufacturing Company is the primary source of revenue for the Company, the Board believes it is appropriate to change to this nationally recognized name in an effort to promote future growth of the manufacturing division.

         THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE
         AMENDMENT  TO CHANGE  THE COMPANY'S NAME FROM VISTA
         2000, INC. TO BOSS HOLDINGS, INC.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 29, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all SEC Section 16(a) forms they file.

         Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1997.

                                    FORM 10-K

         THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO:

                                Bruce Lancaster,
                             Chief Financial Officer
                                Vista 2000, Inc.
                               221 W. First Street
                                Kewanee, IL 61443

                                 OTHER BUSINESS

         The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          G. Louis Graziadio, III
                                          Chairman and Chief Executive Officer

Dated: August __, 1998

                                    EXHIBIT A
                                    ---------
                        1998 INCENTIVE STOCK OPTION PLAN
                                       FOR
                                VISTA 2000, INC.


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2. CERTAIN DEFINITIONS. As used herein, the following definitions shall apply:

           "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

           "Board" means the Board of Directors of the Company.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

           "Common Stock" means the Common Stock of the Company.

           "Company" means Vista 2000, Inc., a Delaware corporation.

           "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not, provided, that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

           "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

           "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

           "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           "Nonstatutory Stock Option" means an option not intended to qualify as an Incentive Stock Option.

           "Option" means a stock option granted pursuant to the Plan.

           "Optioned Stock" means the Common Stock subject to an Option.

           "Optionee" means an Employee or Consultant who receives an Option.

           "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            "Plan" means this 1998 Incentive Stock Option Plan.

            "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

            "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 210,000 shares of Common Stock (post 25:1 reverse stock split). The shares may be authorized, but unissued, or reacquired Common Stock.

     If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.     ADMINISTRATION OF THE PLAN.

            (a)   Procedure.

                  (i) Administration With Respect to Directors and Officers.
            With respect to grants of Options or Stock Purchase Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                  (ii) Multiple Administrative Bodies. If permitted by Rule
            16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                  (iii) Administration With Respect to Consultants and Other
            Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

           (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                  (ii) to select the officers, Consultants and Employees to
            whom Options may from time to time be granted hereunder;

                  (iii) to determine whether and to what extent Options or
            any combination thereof, are granted hereunder;

                  (iv) to determine the number of shares of Common Stock to
            be covered by each such award granted hereunder;

                  (v) to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions, not
            inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                  (vii) to determine whether and under what circumstances an
            Option may be settled in cash under subsection 9(f) instead of Common Stock;

                  (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                  (ix) to reduce the exercise price of any option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such option shall have declined since the date the Option was granted.

            (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all optionees and any other holders of any Options.

     5.     ELIGIBILITY.

           (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

           (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.     OPTION EXERCISE PRICE AND CONSIDERATION.

            (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                  (i)   In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the
                  grant of such Incentive Stock Option, individually and excluding beneficial interest, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee, the per share exercise
                  price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii)  In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant
                  of such Option, individually and excluding beneficial interest, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                         (B) granted to any person, the per Share exercise
                  price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.     EXERCISE OF OPTION.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

            An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

             Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

             (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

             (c)   Disability of Optionee. Notwithstanding the provisions of
     Section 9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

             (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

             (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

             (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.     NON-TRANSFERABILITY OF OPTIONS.   The Option may not be sold,
pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.     STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS.   At
the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

              (a) the election must be made on or prior to the applicable Tax Date;

              (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

              (c) all elections shall be subject to the consent or disapproval of the Administrator;

              (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
         Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent Option, the Board shall-notify the Optionee that the Option shall be exercisable pursuant to its terms for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14.      Amendment and Termination of the Plan.

              (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with
     Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

              (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.     CONDITIONS UPON ISSUANCE OF SHARES.   Shares shall not be issued
     pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.     RESERVATION OF SHARES.   The Company, during the term of this
Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.     AGREEMENTS.   Options shall be evidenced by written agreements
in such form as the Board shall approve from time to time.

     18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     19. INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee, during the period for which such Optionee or purchaser has one or more Options, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                                    Exhibit B
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       FOR
                                VISTA 2000, INC.

         1.       PURPOSE OF THE PLAN

         This 1998 Non-Employee Director Stock Option Plan of Vista 2000, Inc. (the "Company") is intended as an incentive to retain as independent directors on the Board of Directors of the Company, persons of training, experience and ability, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

          2.     CERTAIN DEFINITIONS

          As used herein, the following terms shall have the meaning indicated:

          "Board" shall mean the Board of Directors of the Company.

          "Common Stock" shall mean the Common Stock, no par value per share, of the Company.

          "Compensation Committee" shall mean the committee designated by the Board to administer the Plan.

          "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 6(c) hereof.

          "Director" shall mean a member of the Board.

          "Eligible Person(s)" shall mean those persons who are Directors of the Company and are not Employees.

          "Employee(s)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

          "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" of a Share on any date of reference shall be the Closing Price for the twenty (20) consecutive trading days immediately preceding such date. For this purpose, the Closing Price of the Shares on any business day shall be: (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation; (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system; (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days; or,
(iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system. With respect to the first grants of options pursuant to this Plan, the fair market value of a share shall be the Price to Public as reflected in the Company's Registration Statement on Form SB-2, less the pro rata portion of the underwriting discount and offering expenses of each share offered thereby:

          "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option, as defined in Section 422 of the Internal Revenue Code.

          "Option" (when capitalized) shall mean any option granted under this Plan.

          "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          "Plan" shall mean this 1998 Nonemployee Director Stock Option Plan of Vista 2000, Inc.

          "Share(s)" shall mean a share or shares of the Common Stock.

          "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chains.

          3.     TOTAL AGGREGATE SHARES

          Subject to adjustments provided in Section 14 hereof, a total of 90,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of any Option under the Plan.

          4.     RULE 16b-3 PLAN AND SHAREHOLDER APPROVAL

         The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Plan shall be approved by stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock.

          5.     TYPE OF OPTIONS

         An Option granted hereunder shall be a Nonqualified Stock Option.

          6.     GRANT OF OPTION

                 (a) Options shall be granted only to Eligible Persons. Each Option shall be evidenced by an Option agreement, which shall contain terms that are not inconsistent with this Plan or applicable laws.

                 (b) The Options granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continue to serve as a Director.

          7.     EXERCISE PRICE

         The exercise price of each Share placed under an Option pursuant to this Plan shall be the Fair Market Value of such Share on the Date of Grant.

          8.     VESTING SCHEDULE

                 (a) Shares subject to an Option shall vest in accordance with the vesting schedule and vesting terms and conditions established by the Compensation Committee.

                 (b) Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

                       (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                      (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares then subject to such Option if, after such sale or disposition: (i) the shareholders of the

                 Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (ii) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

                     (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.

          9.     EXERCISE OF OPTION

                 (a) An Option shall not be exercisable prior to the vesting of such Option. After the six-month anniversary of the Date of Grant of an Option, such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part, with respect to Shares that have vested in accordance with
          Section 8 hereof.

                 (b) Options may be exercised: (i) during the Optionee's lifetime, solely by the Optionee or its transferee if the Option is sold, pledged, assigned, hypothecated or transferred as permitted by the Rules of Section 16 of the Exchange Act, or (ii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

                 (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Options agreement; (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and, (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

                 (d) The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order, by personal check (if approved by the Board) or, (ii) at the option of the Optionee in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided; however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option, or
          (iii) at the option of the Optionee, by delivery to the Company of an exercise notice together with such other documentation as the broker and the Company shall require to effect the exercise of such Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be approximately endorsed for transfer and assignment to the Company.

                 (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

          10.    TERMINATION OF OPTION PERIOD

                 (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

                       (i) if the Optionee's position as a Director of the Company terminates, other than by reason of such Optionee's death or disability, thirty (30) days after the date that the Optionee's position as a Director of the Company terminates;

                      (ii)   One (1) year after the death of Optionee;

                     (iii) One (1) year after the date on which the Optionee's position as Director is terminated by reason of a mental or physical disability determined by a medical doctor satisfactory to the Company; or

                      (iv) ten (10) years after the Date of Grant of such Option.

                 (b) The Board of Directors of the Company in its sole discretion may, by giving written notice to an Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Section 8(b) hereof, any portion of an Option that remains unexercised on such date. Such cancellation notice shall be given to Optionee at least ten (10) days prior to the date of cancellation.

          11.    TERMS OF OPTION

         Each  Option  granted  under  this Plan shall have a term of ten
(10) years from the Date of Grant of such Option.

          12.    ASSIGNABILITY OF OPTIONS

         The Option may be sold, pledged, assigned, hypothecated or transferred only as permitted by the Rules of Section 16 of the Exchange Act.

          13.    ADJUSTMENTS

          If at any time there shall be an increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares (and, with respect to Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan; and (iii) granted as subsequent Options.

             (a) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, each Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each
          Share: (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity); and (ii) any other notes, evidences of indebtedness or other property, that the Optionee would have received in connection with such merger, consolidation or other reorganization had he exercised the Option with respect to such Shares immediately prior to such merger, consolidation or other reorganization.

             (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and not adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

             (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

          14.    PURCHASE FOR INVESTMENT.

         As a condition of any issuance of a stock certificate for Shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

             (a) a representation and warranty by the Optionee to the Company, at the time his Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

             (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

          15. AMENDMENTS, MODIFICATIONS, SUSPENSION OR DISCONTINUANCE OF THIS PLAN.

          For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding, to (i) increase materially the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 13 of the Plan); (ii) increase materially the benefits accruing to Optionees under the Plan; or (iii) modify materially the requirements as to eligibility for participation in the Plan.

          16.    GOVERNMENTAL REGULATION.

          This Plan and the granting of Options and the exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

          17.    MISCELLANEOUS.

                 (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                 (b) This Plan shall be governed by the laws of the State of Delaware.

                 (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                 (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

          18.    EFFECTIVE DATE AND TERMINATION DATE.

                  The effective date of this Plan is June 2, 1998, the date on which the Board adopted this Plan, as amended, but is subject to the approval of the Plan by at least a majority of the votes cast by the shareholders of the Company at the next meeting of shareholders.

                                VISTA 2000, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby constitutes and appoints G. Louis Graziadio, III and Shyam H. Gidumal, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Vista 2000, Inc.. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company located at 221 W. First Street, Kewanee, Illinois at 10:00 A.M., local time on Tuesday, September 22, 1998 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).
   This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 through 7.
1. ELECTION OF DIRECTORS:    / / VOTE FOR all the nominees; except
/ / VOTE WITHHELD from all nominees
    vote withheld from the following nominees (if any) _______________________
    Nominees: G. Louis Graziadio, III, Shyam H. Gidumal, Perry A. Lerner, Lee
E. Mikles, Paul A. Novelly, Richard D. Squires
2. Approval of Proposal for a 25:1 reverse stock split with 50,000,000 shares authorized by the Articles of Incorporation.
    / / FOR     / / AGAINST     / / ABSTAIN
3. Approval of Proposal to adopt the Company's 1998 Incentive Stock Option Plan and to reserve 210,000 shares after a 25:1 stock split.
    / / FOR     / / AGAINST     / / ABSTAIN
4. Approval of Proposal to adopt the Company's 1998 Non-Employee Director Stock Option Plan to reserve 90,000 shares after a 25:1 stock split.
    / / FOR     / / AGAINST     / / ABSTAIN
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (CONTINUED FROM OTHER SIDE)
5. Approval of Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for fiscal year ending December 26, 1998.
    / / FOR     / / AGAINST     / / ABSTAIN
6. Approval of Proposal to change the Company's name from, Vista 2000, Inc. to Boss Holdings, Inc.
    / / FOR     / / AGAINST     / / ABSTAIN
7. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.
    / / FOR     / / AGAINST     / / ABSTAIN
    I    / / WILL     / / WILL NOT     ATTEND THE MEETING.
                                   Dated: ____________________________________
                                   ___________________________________________
                                   Signature of Stockholder
                                   ___________________________________________
                                   Signature of Stockholder
                                   THIS PROXY MUST BE SIGNED EXACTLY AS THE
                                   NAME APPEARS HEREON. WHEN SHARES ARE HELD
                                   BY JOINT TENANTS, BOTH SHOULD SIGN. IF THE
                                   SIGNER IS A CORPORATION, PLEASE SIGN FULL
                                   CORPORATE NAME BY DULY AUTHORIZED OFFICER,
                                   GIVING FULL TITLE AS SUCH. IF A
                                   PARTNERSHIP, PLEASE SIGN PARTNERSHIP NAME
                                   BY AUTHORIZED PERSON.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.